Exhibit 99.1

For more information, contact:

Linda Ford

DynTek, Inc.

949-798-7215

linda.ford@dyntek.com

DynTek Acquires Redrock Communications

Redrock Communications Brings Profitable $12 Million Revenue Stream, Expanded Operations in the Southwest and Extensive Voice-over-IP and IT Security Capabilities

Irvine, CA –September 30, 2004– DynTek, Inc. (Nasdaq: DYTK, DYTKP, DYTKW), a leading provider of technology, management and IT security solutions, announced today that it has acquired Redrock Communications, a privately-held, Irvine, Calif.-based IT solution provider specializing in wireless security, professional services and converged network solutions, such as voice-over-IP and unified messaging.

With operations in Southern California and Las Vegas, Nevada, Redrock Communications was an early entrant into the voice-over-IP market and quickly grew to be a leading provider of converged network solutions in the Southwest.  For the twelve months ended June 30, 2004, Redrock realized revenues in excess of $11.5 million, with net income of more than $1 million, which was a 12% increase over the same period in the prior year.

“This accretive transaction enhances DynTek’s critical mass in the Western region, directly contributing to our top line revenue, profitability and operating structure,” said Steve Ross, DynTek’s chief executive officer.  “In addition, Redrock’s expertise in emerging technologies, specifically in the areas of voice-over-IP and wireless security, will strengthen our corporate capabilities on a national scale.  Our two organizations will be able to leverage our respective experience servicing industries with an enhanced need for secure technology solutions, such as the government, financial and gaming sectors.”

“DynTek will enable our organization to rapidly scale our operations in order to meet the needs of our growing customer base throughout the Southwest,” said Bob Murphy, Redrock’s president.  “Their extensive network security capabilities, corporate support structure and public profile augment to our ability to reach out to new customers and geographies with an enhanced suite of solutions.”

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“The Redrock transaction squarely meets DynTek’s growth strategy to develop market share in selected regions with significant state and local government opportunities that allow us to edge out into mid-market commercial enterprises, and increase opportunities with strategic vendor partners,” stated Robert Webber, DynTek’s chief financial officer.  “Through organic growth and acquisition activity, we will further expand our capabilities in strategic areas, such as security and converged network solutions, and integrate companies that have profitable operations and the ability to add accretive value to our core business.”

Specific terms of the transaction, which include cash, shares of DynTek stock, and an earn-out based on Redrock future performance, were not disclosed.

About DynTek

DynTek is a leading provider of dynamic technology, management and cyber security solutions to states, local governments and commercial organizations.  Our broad range of services is designed to help organizations meet their critical business needs through the effective and innovative use of technology.  Each of our offerings incorporates an approach and methodology derived from over 18 years of experience in the assessment, design, implementation, management and support of secure technology solutions.  For more information, visit www.dyntek.com.

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Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby.  Investors are cautioned that certain statements in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors.  Such uncertainties and risks include, among others, success in reaching target markets for services and products in a highly competitive market and the ability to attract future customers, the ability to finance and sustain operations, including the ability to maintain the Textron Factoring Facility and/or the amended Laurus Funds Note when either becomes due, respectively, or to replace it with alternative financing, the ability to raise equity capital in the future, despite historical losses from operations, the ability to fulfill the Company’s obligations to third parties, and ability to resolve successfully certain ongoing litigation over contract performance, the size and timing of additional significant orders and their fulfillment, the ability to turn contract backlog into revenue and net income, the continuing desire of state and local governments to outsource to private contractors, the ability to successfully implement an acquisition growth strategy,  the performance of governmental services, the ability to develop and upgrade our technology, and the continuation of general economic and business conditions that are conducive to governmental outsourcing of service performance and the acquisition of other services and products.  The Company has no obligation to publicly release the results of any revisions, which may be made to any forward-looking statements to reflect anticipated or unanticipated events or circumstances occurring after the date of such statements.